                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                             September 28, 1995
                  ----------------------------------------


                         LOYOLA CAPITAL CORPORATION
                  ----------------------------------------
           (Exact name of registrant as specified in its charter)


      Maryland                       0-15169                   52-1479656
-----------------------      ------------------------      -------------------
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                           Identification No.)

            1300 North Charles Street
               Baltimore, Maryland                             21201-5705
     ---------------------------------------                   ----------
     (Address of principal executive offices)                  (Zip Code)


                               (410) 332-7210
                       -------------------------------
                       (Registrant's telephone number)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     Loyola Capital Corporation ("Loyola") previously filed a Current Report on Form 8-K to report that Loyola and Crestar Financial Corporation had executed an Agreement and Plan of Merger (the "Agreement") under which Loyola would merge into Crestar and each of the approximately 8.1 million outstanding shares of Loyola Common Stock would be exchanged for .69 shares of Crestar Common Stock, subject to adjustment based on the price of Crestar Common Stock at the time the Merger is completed (the "Merger"). Crestar's merger with Loyola is subject to the approval by bank regulators and Loyola stockholders. The Merger is expected to be completed by year-end 1995 or shortly thereafter.

     Loyola has granted Crestar an option to purchase approximately 1.6 million shares of Loyola Common Stock for $25 per share, exercisable in certain events.

     Loyola is filing this Current Report on Form 8-K to report that it has executed a First Amendment to the Agreement (the "Amendment"). The Amendment was executed to reflect that Crestar and Loyola deemed it advisable to commence branch closing procedures with respect to seven branches of Loyola Federal Savings Bank, the principal subsidiary of Loyola, prior to the effective date of the Merger. In consideration of Loyola's agreement to commence such branch closing procedures, Crestar agreed in the Amendment to waive certain conditions precedent to Crestar's obligations to commence the Merger set forth in Section 5.2 of the Agreement. Specifically, Crestar waived the following provisions of the Agreement: (1) the accuracy of Loyola's representations and warranties in Article 2 of the Agreement, except for Section 2.2 ("Organization and Capitalization of Loyola"), Section 2.3 ("Rights, etc."), and Section 2.10 ("Absence of Certain Changes or Events");
(2) Loyola's performance of its covenants in Article IV of the Agreement, except for Section 4.2 ("Conduct of Business of Loyola Pending the Closing Date"), Section 4.9 ("Stockholders' Meeting"), and Section 4.13 ("Merger");
(3) the officer's certificate required by Section 5.2(b) the Agreement and the opinion required by Section 5.2(d) of the Agreement to the extent each covers the matters waived in (1) and (2), above; and (4) Section 5.2(3) ("State Securities or Blue Sky Laws").

     The Amendment also redefined the terms "Material" and "Material Adverse Effect" as defined in Section 8.1 of the Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)   Exhibits

           2.1 First Amendment to Agreement and Plan of Merger dated as of September 30, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 10, 1995             LOYOLA CAPITAL CORPORATION


                                    By: /s/ James V. McAveney
                                        --------------------------------------
                                        James V. McAveney
                                        Executive Vice President,
                                        Chief Financial Officer and Treasurer

                                EXHIBIT INDEX


                                                                          Page
                                                                          ----
     2.1   First Amendment to Agreement and Plan of Merger dated as at      5
           September 30, 1995